UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 15, 2021, the Company received notice from Nasdaq that its compliance plan that was submitted in response to the Nasdaq notice previously reported by the Company in its Current Report on Form 8-K filed on January 11, 2021 was approved, conditioned on the Company holding its 2020 Annual Meeting of Stockholders on or prior to May 30, 2021.

Item 8.01 Other Events

In accordance with the compliance plan approved by Nasdaq, the Company has scheduled a combined 2020/2021 Annual Meeting to take place on Friday, May 28, 2021 (the “2020/2021 Annual Meeting”). The time and place for the 2020/2021 Annual Meeting will be specified in the Company’s proxy materials for the 2020/2021 Annual Meeting. Stockholders of record on March 31, 2021, the record date for the 2020/2021 Annual Meeting, will be entitled to notice of, and to vote at, the 2020/2021 Annual Meeting or any adjournments thereof.

Proposals by stockholders that are submitted for inclusion in the Company’s proxy statement for the 2020/2021 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company’s Bylaws. In accordance with Rule 14a-8, proposals to be considered for inclusion in the Company’s proxy statement for the 2020/2021 Annual Meeting pursuant to Rule 14a-8 must be received by the Company at its principal executive offices on or before March 29, 2021.

Under the Company’s Bylaws, if a stockholder does not submit a proposal for inclusion in the proxy statement for the 2020/2021 Annual Meeting but does wish to propose an item of business to be considered at the 2020/2021 Annual Meeting (including director nominations), that stockholder must deliver notice of the proposal or proposed director’s name at our principal executive offices on or before March 29, 2021. Notices of such stockholder proposals and stockholder nominations for directors are required to comply with the informational and other requirements set forth in the Company’s Bylaws as well as applicable statutes and regulations.

Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Pursuant to such rule, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement, if a proponent of a proposal fails to notify us of the proposal on or before March 29, 2021.

Among other proposals, stockholders will vote upon the election of the Company’s Class II directors and Class III directors at the 2020/2021 Annual Meeting.

The Company issued a press release related to the relevant dates for the 2020/2021 Annual Meeting on March 19, 2021, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued March 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: March 19, 2021	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued March 19, 2021

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